Exhibit 99.1

Fourth Quarter 2004

Earnings Release and

Supplemental Operating and Financial Data

Affordable Residential Communities

600 Grant Street, Suite 900

Denver, CO 80203

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

Table of Contents

Portfolio Map

Press Release Text

Financial Data:
Financial Highlights
Balance Sheet
Debt Analysis
Statement of Operations
Segment Detail

Same Community Data
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Data
Top 20 Markets
Operating Results by Occupancy Level
Acquisitions & Dispositions
Hometown Acquisition Data
Investor Inquiries

Exhibit I – Non-GAAP Financial Measures
Definitions of Non-GAAP Measures
FFO, FAD & EBITDA Reconciliation
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation

Note: This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I. These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

466
525
1,576
838
2,317
3,823
271
2,914
118
3,834
4,251
1,577
1,217
1,223
5,177
1,649
2507
1,102
2,483
381
1180
866
1,196
4994
9,340
584
7,252
Homesites owned as of December 31, 2004

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES FOURTH QUARTER RESULTS

DENVER, CO — (BUSINESS WIRE) — March 16, 2005—Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the year and quarter ended December 31, 2004.

Revenue for the fourth quarter 2004 was $64.5 million, compared to $60.1 million in the third quarter 2004 and $37.5 million in the comparable quarter last year. Net loss to common shareholders for the fourth quarter 2004 was $35.4 million, or $0.87 per share, versus a net loss of $17.2 million, or $0.42 per share, in the third quarter 2004 and a net loss of $10.7 million, or $0.63 per share, in the comparable quarter last year. The company has recast all previously issued results to reflect the 30 non-core communities sold during 2004 or held for sale as of December 31, 2004 as discontinued operations.

Funds from operations (FFO1) available to common shareholders for the fourth quarter 2004 was $(13.2) million, or $(0.32) per share, versus FFO of $2.6 million, or $0.06 per share, in the third quarter 2004 and $(1.5) million, or $(0.09) per share, in the comparable quarter last year.

The net loss to common shareholders and FFO in the fourth quarter 2004 included several non-cash and severance charges, including:

• $3.6 million of retail losses, or $0.09 per share, related to older vacant homes sold during the fourth quarter at discounts to their original costs in order to drive occupancy, help establish and drive our Hispanic marketing initiative and reduce future repairs and maintenance costs in the company’s rental home portfolio,

• $3.0 million of impairment charges, or $0.07 per share, related to older vacant rental homes the company expects to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce maintenance and repair costs in the company’s rental home portfolio,

• $0.9 million of goodwill impairment, or $0.02 per share, related to the company’s insurance business,

• $0.7 million of previously announced severance costs, or $0.02 per share, related to the resignation of the company’s chief operating officer during the fourth quarter,

• $0.5 million of impairment charges, or $0.01 per share, related to three communities.

In addition, the company incurred significant community property operation expenses related to the cleanup and repair of acquired communities, increased community and home sales staffing requirements, and increased levels of administrative support to improve occupancy in those acquired communities.

Fourth quarter 2004 net loss to common shareholders and FFO included income from discontinued operations totaling $565,000. Net loss to common stockholders also included a $6.3 million loss on the sale of 15 communities during December 2004. This loss on sale is not a component of FFO.

Scott Jackson, chairman and chief executive officer, commented, “While 2004 was a disappointing year, we believe that we have made the necessary changes to move forward. It is our intention to continue to run our company as we had in a manner that was successful for the first nine years of operation. In 2004, we worked to put the company in a position to increase occupancy via an intensified focus on acquired community cleanup, as well as invest in people, processes and training, particularly in our acquired communities.”

“We have established an in-community sales force that is consistently selling homes and leasing inventory. We have positioned our inventory to facilitate conversion of renters to long-term owner residents and fully staffed all of the acquired communities with new or additional management. We invested in our acquired communities to improve their curb appeal and implemented our marketing program focused on the Hispanic customer.”

Mr. Jackson continued, “We have restructured our management in the field and at the corporate level to form the ‘office of the chief operating officer’ to provide for greater focus on individual communities. We are now driving the business with specific business plans for every community, market, district and region. To position ourselves to grow occupancy, we have further strengthened our executive management team by adding chief operating officers for three divisions. This includes; A. sales, inventory and marketing, management, B. community operations and C. consumer finance. We also have added depth at the finance and accounting level with experienced senior level executives. Additionally, we have made substantial progress in completing the capital structure we need to support our business plan and have funding and commitments for $100 million.”

Total portfolio occupancy was 81.5% at December 31, 2004 and “same communities”2 occupancy was 83.0%. Additionally in the fourth quarter, the company had positive occupancy absorption in the Dallas and Atlanta markets. The sequential decrease from the third quarter 2004 was due primarily to the company’s decision to hold homes coming off lease for sale. As of December 31, 2004, the company was holding 920 older vacant homes for sale.

Mr. Jackson concluded, “We believe this management reorganization as well as our approach to selling older, rental homes as they become vacant will maximize long-term occupancy and create more stable cash flows.”

During the fourth quarter 2004, 946 homes were sold, while 348 homes were leased through the lease with an option to purchase program. This compares to 277 homes sold and 36 homes sold through the lease-to-own program in the third quarter 2004. The company made substantially all its sales and leasing activity in 2004 from mid September 2004 through December 31, 2004.

Based on preliminary results for the first quarter 2005, the company has produced positive occupancy increases through February 28, 2005. Occupancy increased to 82.0% compared to 81.5% at December 31, 2004. The increase occurred over a broad range of the company’s markets.

For the twelve months ended December 31, 2004, net loss available to common stockholders was $94.7 million, or a loss of $2.49 per share, as compared to a net loss of $34.4 million, or $2.03 per share for the year-ago period ended December 31, 2003. FFO for the full year 2004 was a deficit of $(23.2) million, or $(0.61) per share.

Capital Structure:

On December 31, 2004, the company had $1,001.6 million of debt, including approximately $28.0 million drawn under its $50.0 million floorplan facility and $51.0 million outstanding on its $85.0 million revolving credit mortgage facility. The weighted average interest rate on the company’s debt was 6.1% (including the impact of the company’s interest rate swaps) and 87% of the company’s debt is not due until 2008 or later (assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement). Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to 87% of total debt.

In March 2005, the company secured an additional $100 million in financing commitments, consisting of an unsecured $25 million trust preferred security, and a $75 million lease receivables facility secured by substantially all of the company’s rental homes and the related leases. The $25 million trust preferred security was borrowed in full on March 15, 2005, matures in 30 years and bears interest at 3-month LIBOR plus 3.25%. The lease receivables facility is subject to customary closing conditions and documentation, however there can be no assurance that we will close the facility and fund.

Dividend:

For the fourth quarter 2004, the board of directors declared a $0.3125 common dividend per share. The dividend was paid on January 14, 2005 to shareholders of record on December 31, 2004.

The board of directors also declared a dividend of $0.5156 on each share of its Series A Cumulative Redeemable Preferred Stock and a dividend of $0.39 per unit on its Series B and Series C Preferred Operating Partnership Units. These dividends were paid on January 31, 2005 to shareholders of record on January 15, 2005.

Community Sales:

We sold or held for sale 15 communities in the fourth quarter 2004. In addition, we have identified 14 communities which we intend to offer for sale in 2005, and we may also offer for sale additional communities in 2005. There can be no assurances that any of these contemplated community sales will in fact occur.

Fourth Quarter Conference Call

The company will host a conference call, today, Wednesday, March 16, 2005, at 5:00 PM Eastern. The call will be webcast live over the Internet from the company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 289-0494 or for international callers by dialing (913) 981-5520.

A replay will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8710794. The replay will be available from March 16, 2005, through March 23, 2005 and will also be archived on the company’s website.

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2) “Same Communities” reflects information for all communities owned by us at both January 1, 2003 and December 31, 2004. “Same Communities”, therefore, does not include our Hometown acquisition, the D.A.M. portfolio acquisition or the other communities that we acquired subsequent to January 1, 2003. “Same Communities” also does not include any communities sold or held for sale during 2004 or 2003.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates as well as other risks indicated from time to time in the company’s filings with the Securities and Exchange Commission. The company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”) currently owns and operates approximately 64,000 homesites located in approximately 315 communities in 27 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT:

Affordable Residential Communities Inc.

Lawrence Kreider, Chief Financial Officer

866-847-8931

investor.relations@aboutarc.com

Or

Integrated Corporate Relations, Inc.

Brad Cohen, 203-682-8211

Financial Highlights

Three Months Ended
($ in thousands, except per share data)	12/31/04	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$64,482	$60,088	$55,165	$42,922
Same community real estate net segment income (a)	$18,216	$19,032	$21,020	$21,590
Avg. monthly real estate revenue per occupied homesite	377	377	374	367
Avg. monthly homeowner rental income per homeowner occupied homesite	286	286	284	283
Average occupied homesites	30,777	31,046	31,384	31,721

EBITDA (a)	$12,298	$21,737	$24,248	$5,232
Adjusted EBITDA (a)	$12,298	$21,737	$24,248	$19,719

Funds from operations available to common stockholders (a)	$(13,155)	$2,632	$9,304	$(21,708)
FFO per share – basic	$(0.32)	$0.06	$0.23	$(0.74)
FFO per share – diluted	$(0.32)	$0.06	$0.22	$(0.74)
Adjusted FFO (a)	$(13,155)	$5,708	$9,304	$4,023

Funds available for distribution (“FAD”) (a)	$(16,713)	$2,146	$7,069	$(10,455)
FAD per share – basic	$(0.41)	$0.05	$0.17	$(0.36)
FAD per share – diluted	$(0.41)	$0.05	$0.16	$(0.36)
Adjusted FAD (a)	$(16,713)	$2,146	$7,069	$2,899

Net income (loss) to common stockholders	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share – basic	(0.87)	(0.42)	(0.17)	(1.20)
Earnings (loss) per share – diluted	(0.87)	(0.42)	(0.17)	(1.20)

Distributions per common share	$0.3125	$0.3125	$0.3125	$0.1493
Distributions per preferred share	$0.5156	$0.5156	$0.5156	$0.4182

Interest expensed	$15,920	$13,720	$12,782	$14,471
Interest capitalized	146	1,145	1,235	544
Total interest incurred	$16,066	$14,865	$14,017	$15,015

EBITDA / interest	0.77	x	1.46	x	1.73	x	0.35	x
EBITDA / interest + preferred stock dividend	0.66	x	1.25	x	1.46	x	0.32	x

Share Detail
Average number of common shares outstanding	40,858	40,857	40,857	29,233
Average number of OP units outstanding	4,184	4,186	2,412	2,560
Diluted shares outstanding	45,042	45,043	43,269	31,793

Balance Sheet Data
Total assets	$1,813,002	$1,836,165	$1,834,169	$1,770,503
Total debt	1,001,622	977,473	937,887	901,682
Market common equity value, end of period	586,543	597,285	679,105	757,620
Market preferred equity value, end of period	130,000	127,550	128,750	131,250
Debt / total assets	55.2%	53.2%	51.1%	50.9%
Debt / total market capitalization	58.3%	57.4%	53.7%	50.4%

Other Data
Total properties (at period end)	315	315	313	272
Total homesites (at period end)	63,661	63,661	63,400	59,586
Occupied homesites (at period end)	51,913	52,604	52,613	49,947
Occupancy percentage – total portfolio	81.5%	82.6%	83.0%	83.8%

(a) See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

	Period Ending
($ in thousands)	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Assets
Rental property
Land	$211,383	$210,270	$210,295	$197,735	$119,779
Land improvements and buildings	1,268,002	1,245,925	1,229,079	1,151,224	705,573
Manufactured homes and improvements	197,668	197,511	181,349	154,655	129,194
Furniture, equipment and vehicles	12,434	9,549	9,104	8,940	8,655
Rental property, gross	1,689,487	1,663,255	1,629,826	1,512,554	963,201
Accumulated depreciation	(156,707)	(142,071)	(126,645)	(112,243)	(99,686)
Rental property, net	1,532,780	1,521,184	1,503,181	1,400,311	863,515

Assets held for sale	54,123	101,499	103,830	142,500	44,362
Cash and cash equivalents	39,802	35,482	47,575	43,511	26,626
Restricted cash	0	0	935	1,435	13,669
Tenant, notes and other receivables, net	18,799	16,267	16,080	16,135	8,233
Inventory	11,230	2,343	2,521	3,085	3,878
Loan origination costs, net	14,403	12,326	14,965	15,108	11,921
Loan reserves	31,019	31,977	28,564	29,643	32,414
Goodwill	85,264	86,126	86,126	86,126	86,127
Lease intangibles and customer relationships, net	19,106	20,821	21,476	23,089	10,987
Prepaid expenses and other assets	6,476	8,140	8,916	9,560	24,101
Total assets	$1,813,002	$1,836,165	$1,834,169	$1,770,503	$1,125,833
Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,001,622	$977,473	$937,887	$901,682	$773,394
Liabilities related to assets held for sale	29,516	34,610	36,275	33,423	16,938
Accounts payable and accrued expenses	53,382	45,367	41,902	31,970	19,862
Tenant deposits and other liabilities	12,773	12,380	19,377	11,383	7,655
Total liabilities	1,097,293	1,069,830	1,035,441	978,458	817,849

Minority interest	56,662	59,485	61,896	37,175	42,639

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	—
Common stock	409	410	410	410	170
Paid-in capital	790,528	792,462	791,916	791,916	378,018
Unearned compensation	(235)	(873)	(923)	(1,760)	—
Accumulated other comprehensive income (expense)	1,208	766	1,284	(518)	—
Retained deficit	(251,971)	(205,023)	(174,963)	(154,286)	(112,843)
Total stockholders’ equity	659,047	706,850	736,832	754,870	265,345
Total liabilities and stockholders’ equity	1,813,002	1,836,165	$1,834,169	$1,770,503	$1,125,833

Debt Analysis
As of December 31, 2004

($ in thousands)	Debt Amount	% of Total Debt	Interest Rate	Maturity Date
Fixed Rate Debt
Senior fixed rate mortgage due 2012	$303,903	30.4%	7.35%	2012
Senior fixed rate mortgage due 2014	213,333	21.3%	5.53%	2014
Senior fixed rate mortgage due 2009	99,651	9.9%	5.05%	2009
Various individual fixed rate mortgages	153,818	15.4%	6.38%	2005-2031
Existing other loans	1,047	0.1%	8.67%	2005
Total fixed rate debt	771,752	77.1%	6.34%

Variable Rate Debt (a)
Senior variable rate mortgage due 2006	150,871	15.1%	5.40%	2006
Floorplan lines of credit	27,999	2.7%	7.79%	2005
Revolving credit mortgage facility	51,000	5.1%	5.35%	2005
Total variable rate debt	229,870	22.9%	5.66%

Total debt	$1,001,622	100.0%	6.17%

% Fixed / Variable
Fixed	$771,752	77.1%	6.34%
Variable	229,870	22.9%	5.66%
Total debt	$1,001,622	100.0%	6.17%

	2005	2006	2007	2008	2009	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$7,435	$7,917	$8,431	$8,916	$101,138	$483,050
Various individual fixed rate mortgages (b)	3,476	14,570	2,359	52,769	12,317	61,731
Senior variable rate mortgage (c)	0	150,871	0	0	0	0
Floorplan lines of credit	27,999	0	0	0	0	0
Revolving credit mortgage facility	51,000	0	0	0	0	0
Other debt	1,047	0	0	0	0	0
Total debt maturities	$90,957	$173,358	$10,790	$61,685	$113,455	$544,781

(a)          In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)         Does not include debt premium of $6,596 as of December 31, 2004.

(c)          At our option, and subject to certain conditions, we may extend the senior variable rate mortgagte due 2006 for three additional twelve-month periods.

Statement of Operations

	($ in thousands; except per share data)	Three Months Ended 12/31/04	Three Months Ended 09/30/04	Three Months Ended 06/30/04	Three Months Ended 03/31/04

	Revenue
	Communities	$55,609	$55,991	$52,997	$42,093
	Retail Sales	8,642	3,880	2,082	644
	Consumer finance and insurance	231	217	85	185
	Corporate and other	0	0	0	0
	Total revenue	64,482	60,088	55,165	42,922

	Operating Expenses
	Communities	$23,857	$21,032	17,626	12,609
	Retail Sales	14,790	6,265	3,101	843
	Consumer finance and insurance	556	508	162	170
	Corporate and other	(40)	22	44	83
	Real Estate taxes	5,114	4,105	4,080	3,310
	Property management	2,082	1,978	1,600	1,467
	General and administrative (a)	5,825	4,441	4,304	14,791
	IPO related costs (a)	0	0	0	4,417
	Total expenses	52,184	38,351	30,917	37,691
	EBITDA (b)	12,298	21,737	24,248	5,232

	Early termination of debt (a)	0	3,258	0	13,427
	Depreciation & amortization	21,196	18,666	17,242	14,910
	Real estate and retail home asset impairment	3,591	0	0	0
	Goodwill impairment	863	0	0	0
	Net interest expense	15,477	13,338	12,332	14,129
	Income (loss) before minority interest	(28,829)	(13,525)	(5,326)	(37,234)
	Minority interest	1,429	524	452	3,066
	Income (loss) from continuing operations	(27,400)	(13,001)	(4,874)	(34,168)
	Discontinued operations, net	(5,375)	(1,633)	326	431
	Income (loss) before preferred stock dividend	(32,775)	(14,634)	(4,548)	(33,737)
	Preferred stock dividend	(2,578)	(2,577)	(2,578)	(1,232)
	Income (loss) available to common stockholders	$(35,353)	$(17,211)	$(7,126)	$(34,969)
	FFO Calculation (b)
	Income (loss) from continuing operations (a)	$(27,400)	$(13,001)	$(4,874)	$(34,168)
Plus:	Depreciation and amortization	21,196	18,666	17,242	14,910
	Income from discontinued operations	565	561	374	431
	Depreciation from discontinued operations	171	1,145	1,047	750
Less:	Amortization of loan origination fees	(3,505)	(725)	(855)	(868)
	Depreciation on F, F & E	(614)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	(990)	(1,074)	(971)	(1,162)
	Preferred stock dividends	(2,578)	(2,577)	(2,578)	(1,232)
	FFO available to common stockholders (b)	$(13,155)	$2,632	$9,304	$(21,708)

Plus:	Amortization of loan origination fees	3,505	725	855	868
	Early termination of debt (a)	0	3,258	0	13,427
	Depreciation on F, F & E	614	363	81	369
Less:	Recurring capital expenditures	$(5,554)	$(2,679)	$(1,100)	$(520)
	Scheduled principal amortization of indebtedness	(2,332)	(2,182)	(2,200)	(1,936)
Plus:	Minority interest portion of FAD reconciling items	209	29	130	(955)
	Funds available for distribution (“FAD”) (b)	$(16,713)	$2,146	$7,069	$(10,455)

	EPS per share / unit
	Basic	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	Diluted	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	FFO per share / unit
	Basic	$(0.32)	$0.06	$0.23	$(0.74)
	Diluted	$(0.32)	$0.06	$0.22	$(0.74)
	FAD per share / unit
	Basic	$(0.41)	$0.05	$0.17	$(0.36)
	Diluted	$(0.41)	$0.05	$0.16	$(0.36)

	Distribution per common share / OP unit	$0.3125	$0.3125	$0.3125	$0.1493
	Distribution per preferred share / OP unit	$0.5156	$0.5156	$0.5156	$0.4182
	Basic weighted average common shares	40,858	40,857	40,857	29,233
	Diluted weighted average common shares	45,042	45,043	43,269	31,793

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Segment Detail

	Three Months Ended
($ in thousands)	12/31/2004	9/30/2004	6/30/2004	03/31/04 (a)
Revenue
Total real estate revenue	$55,609	$55,991	$52,997	$42,093
Retail homes sales revenue	8,642	3,880	2,082	644
Finance and insurance revenue	231	217	85	185
Corporate and other	0	0	0	0
Segment revenue	64,482	60,088	55,165	42,922

Expenses
Property operations expense	23,857	21,032	17,626	12,609
Real estate taxes	5,114	4,105	4,080	3,310
Retail homes sales expense	14,790	6,265	3,101	843
Insurance and finance expense	556	508	162	170
Corporate and other	(40)	22	44	83
Segment expenses	44,277	31,932	25,013	17,016

Net Segment Income
Real estate income	26,638	30,854	31,291	26,173
Retail homes sales income	(6,148)	(2,385)	(1,019)	(199)
Insurance and finance income	(325)	(291)	(77)	15
Corporate and other	40	(22)	(44)	(83)
Net segment income	$20,205	$28,156	$30,151	$25,906

Other Data
EBITDA (b)	$12,298	$21,737	$24,248	$5,232

FFO available to common stockholders (b)	$(13,155)	$2,632	$9,304	$(21,708)

Net income (loss)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

IPO Related Charges	$0	$0	$0	$27,914

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2004				2003
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	36,925	36,925	36,925	36,925	36,923	36,923	36,908	36,842
Average total rental homes	6,569	6,687	6,319	5,768	5,468	5,086	4,689	4,496
Average occupied homesites – homeowners	25,817	26,149	26,734	27,319	27,839	28,513	29,148	29,678
Average occupied homesites – home renters	4,960	4,897	4,650	4,402	4,255	4,099	3,809	3,390
Average occupied homesites – total	30,777	31,046	31,384	31,721	32,093	32,612	32,957	33,068
Average occupancy – rental homes	75.5%	73.2%	73.6%	76.3%	77.9%	80.6%	81.2%	75.4%
Average occupancy – total	83.4%	84.1%	85.0%	85.9%	86.9%	88.3%	89.3%	89.8%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$22,178	$22,413	$22,778	$23,202	$23,277	$23,060	$23,648	$23,887
Home renter rental income	9,319	9,073	8,935	8,440	7,987	8,333	7,707	6,868
Other	122	125	128	107	106	27	6	32
Rental income	31,619	31,611	31,841	31,749	31,370	31,420	31,360	30,786
Utility and other income	3,212	3,498	3,410	3,214	3,343	3,485	3,223	3,336
Total real estate revenue	34,831	35,109	35,251	34,963	34,713	34,905	34,583	34,122
Real estate expenses
Property operations expenses	13,450	13,232	11,355	10,493	12,302	11,361	10,574	10,545
Real estate taxes	3,165	2,845	2,876	2,880	2,695	2,426	2,399	2,521
Total real estate expenses	16,615	16,077	14,231	13,373	14,997	13,788	12,972	13,066

Real estate net segment income (a)	$18,216	$19,032	$21,020	$21,590	$19,716	$21,117	$21,611	$21,056

Average monthly real estate revenue per total occupied homesite (b)	$377	$377	$374	$367	$361	$357	$350	$344
Average monthly homeowner rental income per homeowner occupied homesite (c)	$286	$286	$284	$283	$279	$270	$270	$268
Average monthly real estate revenue per total homesite (d)	$314	$317	$318	$316	$313	$315	$312	$309
Average monthly home renter income per occupied rental home (e)	$626	$618	$641	$639	$626	$678	$674	$675
At end of quarter:
Total communities owned	196	196	196	196	196	196	196	196
Total homesites	36,925	36,925	36,925	36,925	36,923	36,923	36,923	36,861
Occupied homesites	30,631	30,966	31,105	31,640	31,729	32,334	32,805	33,030
Total rental homes owned	6,424	6,803	6,579	6,092	5,492	5,423	4,824	4,547
Occupied rental homes	4,924	5,263	4,964	4,873	4,459	4,390	4,192	3,786

Homeowner activity (f):
Homeowner move ins	40	104	103	122	156	196	278	175
Homeowner move outs	(436)	(379)	(373)	(285)	(367)	(365)	(333)	(262)
Home sales	741	156	53	14	—	—	—	—
Repossession move outs	(341)	(319)	(409)	(354)	(463)	(500)	(576)	(311)
Net homeowner activity	4	(438)	(626	(503)	(674)	(669)	(631)	(398)
Home renter activity (f):
Home renter move ins	581	1,442	1,191	1,277	1,063	1,230	1,232	1,047
Home renter lease to own move ins	235	27	—	—	—	—	—	—
Home renter move outs	(1,155)	(1,170)	(1,100)	(863)	(994)	(1,032)	(826)	(739)
Net home renter activity	(339)	299	91	414	69	198	406	308
Net activity	(335)	(139)	(535)	(89)	(605)	(471)	(225)	(90)
Net homeowner activity	4	(438)	(626)	(503)	(674)	(669)	(631)	(398)
Occupied homeowner sites, beginning of period	25,703	26,141	26,767	27,270	27,944	28,613	29,244	29,642
Occupied homeowner sites, end of period	25,707	25,703	26,141	26,767	27,270	27,944	28,613	29,244
Net home renter activity	(339)	299	91	414	69	198	406	308
Occupied home renter sites, beginning of period	5,263	4,964	4,873	4,459	4,390	4,192	3,786	3,478
Occupied home renter sites, end of period	4,924	5,263	4,964	4,873	4,459	4,390	4,192	3,786
Total occupied homesites, end of period	30,631	30,966	31,105	31,640	31,729	32,334	32,805	33,030
Occupancy percentage	83.0%	83.9%	84.2%	85.7%	85.9%	87.6%	88.8%	89.6%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

(f)            Occupancy totals for the quarter ended December 31, 2003 reflect an adjustment from previous reported amounts to conform with current year homeowner and home renter clasifications.

Total Real Estate Segment

	2004				2003
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	63,661	63,521	60,539	48,575	37,691	37,417	37,233	36,934
Average total rental homes	8,312	8,294	7,609	6,296	5,534	5,856	5,443	4,479
Average occupied homesites – homeowners	46,267	46,899	45,159	36,466	28,326	28,984	29,493	29,889
Average occupied homesites – home renters	5,955	5,694	5,227	4,594	4,154	4,001	3,727	3,253
Average occupied homesites – total	52,222	52,592	50,386	41,060	32,480	32,985	33,220	33,142
Average occupancy – rental homes	71.6%	68.6%	68.7%	73.0%	75.1%	68.3%	68.5%	72.6%
Average occupancy – total	82.0%	82.8%	83.2%	84.5%	86.2%	88.2%	89.2%	89.7%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$38,334	$39,804	$37,575	$29,424	$25,084	$27,026	$27,262	$26,987
Home renter rental income	11,090	10,468	9,987	8,740	6,518	4,642	4,354	3,888
Other	290	313	322	148	90	34	(7)	36
Rental income	49,714	50,585	47,884	38,312	31,691	31,702	31,609	30,911
Utility and other income	5,895	5,406	5,113	3,758	3,959	3,927	3,647	4,067
Total real estate revenue	55,609	55,991	52,997	42,071	35,650	35,629	35,256	34,978

Real estate expenses
Property operations expenses	23,857	21,032	17,626	12,609	12,070	11,379	10,585	10,333
Real estate taxes	5,114	4,105	4,080	3,310	2,705	2,472	2,369	2,503
Total real estate expenses	28,971	25,137	21,706	15,920	14,775	13,850	12,954	12,836

Real estate net segment income (a)	$26,638	$30,854	$31,291	$26,151	$20,875	$21,779	$22,302	$22,142

Average monthly real estate revenue per total occupied homesite (b)	$355	$355	$351	$342	$366	$360	$354	$352
Average monthly homeowner rental income per homeowner occupied homesite (c)	$276	$283	$277	$269	$295	$311	$308	$301
Average monthly real estate revenue per total homesite (d)	$291	$294	$292	$289	$315	$317	$316	$316
Average monthly home renter income per occupied rental home (e)	$621	$613	$637	$634	$523	$387	$389	$398
At end of quarter:
Total communities owned	315	315	313	272	199	199	199	198
Total homesites	63,661	63,661	63,400	59,586	37,552	37,552	37,372	37,063
Occupied homesites	51,913	52,604	52,613	49,947	32,104	32,739	33,193	33,116
Total rental homes owned	8,286	8,540	8,023	7,192	5,558	5,488	4,828	4,551
Occupied rental homes	6,005	6,243	5,713	5,516	4,233	4,164	4,023	3,626

Homeowner activity (f):
Homeowner move ins	99	124	149	171	160	210	287	175
Homeowner move outs	(952)	(749)	(649)	(493)	(397)	(374)	(239)	(320)
Home sales	946	280	100	15	—	—	—	—
Repossession move outs	(546)	(476)	(561)	(484)	(467)	(507)	(581)	(313)
Net homeowner activity	(453)	(821)	(961)	(791)	(704)	(671)	(533)	(458)
Home renter activity (f):
Home renter move ins	792	1,877	1,530	1,450	1,065	1,236	1,235	1,157
Home renter lease to own move ins	348	38	—	—	—	—	—	—
Home renter move outs	(1,378)	(1,385)	(1,356)	(1,052)	(996)	(1,095)	(838)	(685)
Net home renter activity	(238)	530	174	398	69	141	397	472
Net activity	(691)	(291)	(787)	(393)	(635)	(530)	(136)	14
Acquisitions and other- homeowners	—	282	3,430	17,351	—	76	213	181
Acquisitions and other- home renters	—	—	23	885	—	—	—	—
Net activity, including acquisitions and other	(691)	(9)	2,666	17,843	(635)	(454)	77	195
Net homeowner activity	(453)	(539)	2,469	16,560	(704)	(595)	(320)	(277)
Occupied homeowner sites, beginning of period	46,361	46,900	44,431	27,871	28,575	29,170	29,490	29,767
Occupied homeowner sites, end of period	45,908	46,361	46,900	44,431	27,871	28,575	29,170	29,490
Net home renter activity	(238)	530	197	1,283	69	141	397	472
Occupied home renter sites, beginning of period	6,243	5,713	5,516	4,233	4,164	4,023	3,626	3,154
Occupied home renter sites, end of period	6,005	6,243	5,713	5,516	4,233	4,164	4,023	3,626
Total occupied homesites, end of period	51,913	52,604	52,613	49,947	32,104	32,739	33,193	33,116
Occupancy percentage	81.5%	82.6%	83.0%	83.8%	85.5%	87.2%	88.8%	89.4%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

(f)            Occupancy totals for the quarter ended December 31, 2003 reflect an adjustment from previous reported amounts to conform with current year homeowner and home renter clasifications.

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	12/31/04	09/30/04	06/30/04	03/31/04

Recurring capital expenditures (a)	$5,554	$2,679	$1,100	$520

Recurring capital expenditures per average site per annum	349	169	73	39

Homesite upgrades (b)	4,056	2,336	1,482	1,042

Expansion, development, renovation and improvements (c)	11,610	5,337	4,730	1,955

Total capital improvements	$21,220	$10,352	$7,312	$3,517

(a)       Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)      Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)          These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

Manufactured Home Data

	Three Months Ended
($ in thousands)	12/31/04	09/30/04	06/30/04	03/31/04

Home purchase data
Number of manufactured homes purchased (a)	692	815	952	1,565

Home sales data
New homes sold	6	21	11	13
Used homes sold	940	277	110	9
Total homes sales	946	298	121	22

Average homes sale price	$9,135	$13,020	$17,207	$29,273

Home Inventory Data
Home inventory	8,286	8,540	8,023	7,192

Gross asset value including setup costs ($000’s)	$197,668	$197,511	$181,349	$154,655
Gross asset value per home	23,856	23,128	22,604	21,504

Current asset value including setup costs ($000’s)	$169,689	$171,685	$159,212	$136,075
Current asset value per home	20,479	20,104	19,844	18,920

(a)   Includes manufactured homes purchased in our Hometown and other acquisitions.

Top 20 Markets

	Number of Total	Percentage of Total	Occupancy				Rental Income Per Occupied Homesite Per Month (b) (c)
Market (a)	Homesites	Homesites	12/31/04	09/30/04	06/30/04	03/31/04	12/31/04	09/30/04	06/30/04	03/31/04 (d)

Dallas – Ft. Worth, TX	7,250	11.4%	77.4%	76.1%	76.0%	78.0%	$357	$349	$351	$347
Atlanta, GA	4,994	7.8%	84.8%	84.0%	83.1%	83.5%	340	328	325	323
Salt Lake City, UT	3,834	6.0%	90.1%	91.1%	91.0%	93.1%	342	341	347	349
Front Range of CO	3,289	5.2%	86.7%	88.1%	89.2%	91.6%	431	425	423	419
Kansas City – Lawrence – Topeka, MO – KS	2,430	3.8%	87.0%	88.4%	88.9%	89.3%	284	283	277	274
Jacksonville, FL	2,256	3.5%	86.4%	86.0%	86.3%	86.8%	337	331	333	330
Wichita, KS	2,215	3.5%	62.3%	64.8%	65.5%	69.7%	290	282	283	282
Orlando, FL	1,989	3.1%	87.5%	86.3%	87.1%	87.7%	337	329	328	326
St. Louis, MO – IL	1,950	3.1%	78.5%	80.4%	82.1%	81.4%	290	288	286	276
Oklahoma City, OK	1,895	3.0%	77.2%	79.0%	78.5%	81.3%	309	304	301	288
Greensboro – Winston Salem, NC	1,412	2.2%	68.9%	68.1%	69.2%	72.0%	256	253	259	257
Davenport – Moline – Rock Island, IA – IL	1,406	2.2%	84.4%	85.7%	84.7%	84.5%	267	264	262	258
Inland Empire, CA	1,223	1.9%	92.0%	91.7%	89.4%	90.6%	414	410	406	412
Elkhart – Goshen, IN	1,217	1.9%	79.9%	79.5%	79.4%	79.7%	317	314	313	305
Charleston – North Charleston, SC	1,180	1.9%	77.8%	76.2%	76.5%	78.4%	233	233	232	239
Southeast Florida	1,124	1.8%	95.5%	95.9%	95.7%	94.4%	481	476	476	473
Nashville, TN	1,102	1.7%	68.7%	71.5%	71.1%	70.8%	279	273	267	262
Raleigh – Durham – Chapel Hill, NC	1,095	1.7%	82.9%	82.0%	81.4%	85.1%	329	326	324	321
Syracuse, NY	1,091	1.7%	55.4%	56.9%	62.0%	61.9%	337	338	347	354
Tampa – Lakeland – Winter Haven, FL	999	1.6%	77.8%	79.5%	77.0%	75.5%	277	269	265	262
Subtotal – Top 20 Markets	43,951	69.0%	81.2%	81.3%	81.3%	82.6%	337	331	330	325
All Other Markets	19,710	31.0%	82.7%	80.4%	81.1%	80.1%	294	303	300	293
Total / Weighted Average	63,661	100.0%	81.5%	82.6%	83.0%	83.8%	$317	$321	$317	$311

(a)          Markets are defined by our management.

(b)         Rental Income is defined as homeowner rental income, home renter rental income and other rental income reduced by move-in bonuses and rent concessions.

(c)          For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

(d)         For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

Operating Results by Occupancy Level

QUARTERLY 2004

			Q4 2004			Q3 2004 (c)			Q2 2004 (b)			Q1 2004 (a)
Occupancy 12/31/04	Comm.	Home- sites	Revenue	NSI **	Margin %	Revenue	NSI **	Margin %	Revenue	NSI **	Margin %	Revenue	NSI **	Margin %

Same Communities
90 - 100%	67	13,695	$15,655	$8,776	56.1%	$15,699	$10,032	63.9%	$15,650	$10,505	67.1%	$15,406	$10,296	66.8%
80 - 89.9%	53	9,325	8,788	5,071	57.7%	8,869	4,988	56.2%	8,907	5,385	60.5%	8,872	5,694	64.2%
70 - 79.9%	41	7,318	5,824	2,613	44.9%	5,909	2,515	42.6%	5,942	2,954	49.7%	5,906	3,188	54.0%
< 70%	35	6,587	4,564	1,756	38.5%	4,632	1,498	32.3%	4,752	2,175	45.8%	4,780	2,391	50.0%
Total	196	36,925	$34,831	$18,216	52.3%	$35,109	$19,033	54.2%	$35,251	$21,019	59.6%	$34,963	$21,569	61.7%

Acquired Communities
90 - 100%	41	5,762	$5,338	$2,129	39.9%	$5,346	$3,420	64.0%	$3,687	$2,231	60.5%	$1,426	$1,074	75.3%
80 - 89.9%	38	9,297	7,959	3,582	45.0%	7,852	4,443	56.6%	7,034	4,314	61.3%	2,735	1,694	61.9%
70 - 79.9%	21	5,848	4,053	1,641	40.5%	4,149	2,343	56.5%	3,688	2,010	54.5%	1,472	986	67.0%
< 70%	19	5,829	3,429	1,071	31.2%	3,535	1,616	45.7%	3,338	1,716	51.4%	1,496	828	55.4%
Total	119	26,736	$20,778	$8,422	40.5%	$20,882	$11,822	56.6%	$17,746	$10,271	57.9%	$7,129	$4,582	64.3%

Total Real Estate Segment
90 - 100%	108	19,457	$20,993	$10,905	51.9%	$21,045	$13,452	63.9%	$19,337	$12,736	65.9%	$16,832	$11,371	67.6%
80 - 89.9%	91	18,622	16,747	8,653	51.7%	16,721	9,430	56.4%	15,941	9,699	60.8%	11,606	7,388	63.7%
70 - 79.9%	62	13,166	9,877	4,254	43.1%	10,058	4,858	48.3%	9,630	4,964	51.5%	7,377	4,174	56.6%
< 70%	54	12,416	7,992	2,827	35.4%	8,166	3,113	38.1%	8,090	3,892	48.1%	6,276	3,219	51.3%
Total	315	63,661	$55,609	$26,638	47.9%	$55,991	$30,854	55.1%	$52,997	$31,291	59.0%	$42,092	$26,151	62.1%

FULL YEAR 2004

			Full Year 2004
	Comm.	Home- sites	Revenue	NSI **	Margin %

Same Communities
90 - 100%	67	13,695	$62,409	$39,609	63.5%
80 - 89.9%	53	9,325	35,436	21,138	59.7%
70 - 79.9%	41	7,318	23,581	11,270	47.8%
< 70%	35	6,587	18,728	7,820	41.8%
Total	196	36,925	$140,154	$79,837	57.0%

Acquired Communities
90 - 100%	41	5,762	$15,797	$8,855	56.1%
80 - 89.9%	38	9,297	25,579	14,032	54.9%
70 - 79.9%	21	5,848	13,362	6,980	52.2%
< 70%	19	5,829	11,797	5,230	44.3%
Total	119	26,736	$66,535	$35,097	52.7%

Total Real Estate Segment
90 - 100%	108	19,457	$78,206	$48,464	62.0%
80 - 89.9%	91	18,622	61,015	35,170	57.6%
70 - 79.9%	62	13,166	36,943	18,250	49.4%
< 70%	54	12,416	30,525	13,050	42.8%
Total	315	63,661	$206,689	$114,934	55.6%

**          NSI is real estate net segment income

(a)          Quarter in which we acquired communities from Hometown America in connection with the IPO in February 2004.

(b)         First full quarter of ownership of Hometown communities.  We acquired 37 communities acquired from D.A.M. Management on June 30, 2004.

(c)          First full quarter of ownership of D.A.M. Management communities.

Acquisitions & Dispositions

($ in thousands)

Acquisitions

Acquisition Date	Market	Number of Communities	Number of Homesites	Allocated Purchase Price	Debt Assumed	Cash	Fair Market Value of OP Units/shares
02/18/04	Various	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various	36	3,573	61,500	28,358	0	33,142
07/20/04	Salt Lake City	1	145	4,126	3,759	367	0
09/28/04	Salt Lake City	1	137	3,290	0	3,290	0

Dispositions

Month Held for Sale	Market	Number of Communities	Number of Homesites	Net Assets Held for Sale	Gain (Loss) Held for Sale
September. 2004	Various	15	4,006	$28,012	$(2,292)
December 2004	Various	15	3,149	$24,607	$(6,257)

Hometown Acquisition Data

	12/31/04	09/30/04	06/30/04	03/31/04

# of Communities (a)	73	73	73	71
# of Homesites (a)	21630	21,630	21,630	21,063

Total occupied homesites	17,185	17,354	17,363	17,014
Occupancy %	79.4%	80.2%	80.3%	80.8%

Homeowner occupied homesites	16,247	16,579	16,871	16,680
Renter occupied homes	938	775	492	334
Total occupied homesites	17,185	17,354	17,363	17,014
Vacant homesites	4,445	4,276	4,267	4,049
Total homesites	21,630	21,630	21,630	21,063

% of Total Homesites
Homeowner occupied homesites	75.1%	76.6%	78.0%	79.2%
Renter occupied homes	4.3%	3.6%	2.3%	1.6%
Vacant homesites	20.6%	19.8%	19.7%	19.2%
Total homesites	100.0%	100.0%	100.0%	100.0%

% of Occupied Homesites
Homeowner occupied homesites	94.5%	95.5%	97.2%	98.0%
Renter occupied homes	5.5%	4.5%	2.8%	2.0%
Occupied homesites	100.0%	100.0%	100.0%	100.0%

Number of owned homes	1,527	1,509	1,301	1,011
Renter occupied homes	938	775	492	334
Non-revenue producing homes	589	734	809	677

Number of repossessed homes	335	370	371	412
as a % of total homesites	1.5%	1.7%	1.7%	2.0%
as a % of homeowner occupied homesites	2.1%	2.2%	2.2%	2.5%

Financial Data
Bad debt as a % of total real estate revenue	3.0%	2.7%	1.0%	1.6%
Bad debt expense	515	466	172	293
Revenue contribution	$17,402	$17,517	$17,284	$17,917
Expense contribution	9,424	7,656	7,120	7,804
Net real estate segment income contribution	$7,978	$9,861	$10,164	$10,112

(a)          First quarter does not reflect two communities acquired upon the completion of the loan assumption process on April 9, 2004.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC Pr A

Exchange Traded:	NYSE

	Q4 2004	Q3 2004	Q2 2004	Q1 2004 (a)
Common Stock Dividend Information
Declaration date	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	12/31/2004	9/30/2004	06/30/04	03/31/04
Payment date	1/14/2005	10/15/2004	07/15/04	04/15/04
Distributions per share	$0.3125	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	1/15/2005	10/15/2004	07/15/04	04/15/04
Payment date	1/31/2005	10/29/2004	07/30/04	04/30/04
Distributions per share	$0.5156	$0.5156	$0.5156	$0.4182

(a)          Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866 847-8931)
By fax:	(303 294-0121)
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities Inc.
Investor Relations Department
600 Grant Street
Suite 900
Denver, CO 80203

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income,  earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
($ in thousands, except per share data)		12/31/04	09/30/04	06/30/04	03/31/04

Funds from operations (“FFO”) and adjusted funds from operations
Net income loss before preferred stock dividend and discontinued operations		$(27,400)	$(13,001)	$(4,874)	$(34,168)
Plus:	Depreciation and amortization	21,196	18,666	17,242	14,910
	Income (loss) from discontinued operations	565	561	374	431
	Depreciation from discontinued operations	171	1,145	1,047	750
Less:	Amortization of loan origination fees	(3,505)	(725)	(855)	(868)
	Depreciation expense on furniture, equipment and vehicles	(614)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	(990)	(1,074)	(971)	(1,162)
	Preferred stock dividend	(2,578)	(2,577)	(2,578)	(1,232)
FFO available to common stockholders		(13,155)	2,632	9,304	(21,708)
Plus:	Restricted stock grants	—	—	—	10,070
	IPO related costs	—	—	—	4,417
	Early termination of debt	—	3,258	—	13,427
	Minority interest portion of Adjusted FFO reconciling items	—	(181)	—	(2,183)
Adjusted FFO		$(13,155)	$5,708	$9,304	$4,023

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders		$(13,155)	$2,632	$9,304	($21,708)
Plus:	Amortization of loan origination fees	3,505	725	855	868
	Depreciation expense on furniture, equipment and vehicles	614	363	81	369
	Early termination of debt	—	3,258	—	13,427
Less:	Recurring capital expenditures	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,332)	(2,182)	(2,200)	(1,936)
	Minority interest portion of FAD reconciling items	209	29	130	(955)
FAD		(16,713)	2,146	7,069	(10,455)
Plus:	Restricted stock grants	—	—	—	10,070
	IPO related costs	—	—	—	4,417
	Minority interest portion of Adjusted FAD reconciling items	—	—	—	(1,113)
Adjusted FAD		$(16,713)	$2,146	$7,069	$2,899

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(35,353)	$(17,211)	$(7,126)	$(34,969)
Plus:	Preferred stock dividend	2,578	2,577	2,578	1,232
	Loss (income) from discontinued operations, net	5,375	1,633	(326)	(431)
	Minority interest	(1,429)	(524)	(452)	(3,066)
	Interest income	(443)	(382)	(450)	(342)
	Interest expense	15,920	13,720	12,782	14,471
	Depreciation and amortization	21,196	18,666	17,242	14,910
	Real estate and retail home asset impairment	3,591	0	0	0
	Goodwill impairment	863	0	0	0
	Early termination of debt	—	3,258	—	13,427
EBITDA		12,298	21,737	24,248	5,232
Plus:	Restricted stock grants	—	—	—	10,070
	IPO related costs	—	—	—	4,417
Adjusted EBITDA		$12,298	$21,737	$24,248	$19,719

Total Real Estate Net Segment Income Reconciliation

	2004				2003
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate	$26,638	$30,854	$31,291	$26,173	$19,854	$21,779	$22,302	$22,142
Retail sales	(6,148)	(2,385)	(1,019)	(199)	(403)	(777)	(410)	(469)
Insurance and Finance	(325)	(291)	(77)	15	38	(360)	(333)	(304)
Corporate and other	40	(22)	(44)	(83)	178	(47)	(4)	(359)
	$20,205	$28,156	30,151	25,906	19,667	20,595	21,555	21,011
Other expenses:
Property management	2,082	1,978	1,600	1,467	1,673	1,286	1,382	1,186
General and administrative	5,825	4,441	4,304	14,791	5,101	3,672	3,681	4,365
Initial public offering (“IPO”) related costs	—	—	—	4,417	—	—	—	—
Early terminiation of debt	—	3,258	—	13,427	—	—	—	—
Depreciation and amortization	21,196	18,666	17,242	14,910	10,767	11,521	12,123	12,066
Retail home sales asset impairment and other exp.	3,591	—	—	—	—	1,385	—	—
Goodwill impairment	863	—	—	—	—	—	—	—
Interest expense	15,920	13,720	12,782	14,471	14,875	14,311	14,467	13,717
Total other expenses	49,477	42,063	35,928	63,483	32,416	32,175	31,653	31,335
Interest income	443	382	450	342	344	344	404	347
Loss before allocation to mirority interest	(28,829)	(13,525)	(5,327)	(37,235)	(12,405)	(11,236)	(9,695)	(9,976)
Minority interest	1,429	524	452	3,066	1,719	1,556	1,381	1,370
Net loss from continuing operations	(27,400)	(13,001)	(4,875)	(34,169)	(10,686)	(9,680)	(8,314)	(8,607)
Income from discontinued operations	565	560	375	454	(7)	19	(208)	227
Gain (loss) on sale of discontinued operations	(6,257)	(2,292)	—	—	—	3,333	—	—
Minority interest in discontinued operations	317	99	(48)	(22)	—	(465)	(5)	(22)
Net loss	(32,775)	(14,634)	(4,548)	(33,737)	(10,693)	(6,793)	(8,527)	(8,401)

Preferred stock dividend	(2,578)	(2,577)	(2,578)	(1,232)	—	—	—	—
Net loss available to common stockholders	$(35,353)	$(17,211)	$(7,126)	$(34,969)	$(10,693)	$(6,793)	$(8,527)	$(8,401)

Same Community Net Segment Income Reconciliation

	2004				2003
($ in thousands)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate (a)	$18,216	$19,032	$21,020	$21,590	$19,716	$21,117	$21,611	$21,056
Retail home sales and finance (b)	—	—	—	—	—	—	—	—
Insurance	(325)	(291)	(77)	15	38	(360)	(333)	(304)
Corporate and other	40	(22)	(44)	(83)	178	(47)	(4)	(359)
	17,931	18,719	20,899	21,522	19,932	20,710	21,274	20,393
Other expenses:
Property management (d)	1,301	1,236	1,000	1,367	1,673	1,286	1,382	1,186
General and administrative (c)	5,813	4,390	4,275	4,676	5,101	3,672	3,681	4,365
Depreciation and amortization	11,415	12,136	11,776	11,895	10,538	11,468	11,493	11,896
Retail home sales asset impairment and other expense	3,591	—	—	—	—	—	—	—
Interest expense	9,926	9,714	9,655	13,526	14,702	14,086	14,207	13,526
Total other expenses	32,046	27,476	26,706	31,464	32,014	30,513	30,763	30,973
Interest income	443	382	403	295	344	344	404	347
Loss before allocation to minority interest	(13,672)	(8,375)	(5,404)	(9,647)	(11,738)	(9,458)	(9,086)	(10,232)
Minority interest	678	324	459	794	1,627	1,310	1,294	1,405
Net loss from continuing operations	(12,993)	(8,050)	(4,945)	(8,853)	(10,111)	(8,148)	(7,792)	(8,827)
Discontinued operations	—	—	—	—	—	—	—	—
Net loss	(12,993)	(8,050)	(4,945)	(8,853)	(10,111)	(8,148)	(7,792)	(8,827)

Preferred stock dividend	—	—	—	—	—	—	—	—
Net loss available to common stockholders	$(12,993)	$(8,050)	$(4,945)	$(8,853)	$(10,111)	$(8,148)	$(7,792)	$(8,827)

(a)   Same communities information excludes results of communities acquired in the ometown, D.A.M and other acquisitions after January 1, 2003 and the communities old or discontinued before December 31, 2004.

(b)   Excludes impact of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant n-community sales operations.

(c)   Excludes impact of restricted stock issued in connection with the IPO.

(d)   Excludes property management expenses incurred in connection with the Hometown acquisition.